INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION OF EXHIBIT


EX-99.B1          Declaration of Trust of the Registrant as amended.

EX-99.B2          By-Laws of the Registrant.

EX-99.B5 Investment Advisory Agreement between the Registrant and Brown Brothers Harriman & Co.

EX-99.B8 Form of Custodian Contract between the Registrant and State Street Bank and Trust Company.

EX-99.B9(a)       Administration Agreement between the Registrant and Brown
                  Brothers Harriman Trust Company (Cayman) Limited.

EX-99.B9(b)       Form of Expense Payment Agreement between the Registrant and
                  Brown Brothers Harriman Trust Company (Cayman) Limited.

EX-99.B9(c)       Form of investment representation letters of initial
                  investors.